Golden American Life Insurance Company
New Business: 151 Farmington Ave, Hartford TN21, CT, 06156-5996
Phone:800-599-8618
Retirement Solutions ING Rollover Choice Variable Annuity Customer Data Form

Plan Applied For            OWNER/Annuitant                  Male_ Female_
_ ING Retirement Solutions  Name:______________ SSN# or Tax ID:___________
   Rollover Choice Variable Permanent Address:____________________________
   Annuity                  City:________________ State:____ Zip:_________
_ Other                     Date of Birth:_______ EMail Address:__________
Type of Contract            Telephone: Home_____________ Work_____________
Qualified
A. _Initial _Transfer*      BENEFICIARY(S) (Please refer to prospectus
   _Rollover*               for details)
B. _ IRA _ 403(b)           Complete Legal Name     Social Security No.
   _ Roth IRA                               Relationship        Percentage
   _ Other__________
C. _ Individual             Primary:______________________________________
                            _Primary
Option Package:(select one) _Contingent___________________________________
__Option Package I          _Primary
__Option Package II         _Contingent___________________________________
__Option Package III        Please attach a separate form for restricted
Death Benefit, withdrawal   beneficiary designations.
options and expenses will
vary depending on the       PAYMENT INFORMATION
Option Package chosen.      Transfer/exchange: Estimated initial premium
Please refer to your        $___________________.
prospectus for further      Internal Exchange: $______ premium paid for
details on the Option       contract being exchanged.
Packages available          _______Initial contract date of contract being
under this contract.        exchanged
                            _____________Contract number of contract being
Because each series of the  exchanged
GET Fund is a limited time
offering, please note that
any initial or subsequent
deposits received for the
GET Fund will be allocated
to the series that is then
available. If no series is
available, your deposit
will be allocated to the
Liquid Asset Series,
unless otherwise
specified.
_Fixed Account deposit
periods, to automatically
transfer at maturity to
available series of the
GET Fund.
_Guaranteed Interest
division (MD & WA only),to
automatically DCA at
maturity to available
series of the GET Fund.
Dollar Cost Averaging and
Pre-Authorized Check
Payments are not permitted
into the GET Fund.


GA-CDF-1105                      Page 1 of 4    01/15/2003 11541/M.P.MS.60


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ALLOCATION OF INITIAL PAYMENT            DOLLAR COST AVERAGING (DCA)1,3
Variable Investment Options1           _I elect DCA for a period of
(Percentages must be in whole no.)     ________ months. DCA program will
_%AIM VI Capital Appreciation Fund4    commence immediately following
_%AIM Core Equity Fund4                purchase payment. (6-12 mos. for
_%AIM Premier Equity Fund4             the Guaranteed Interest Division
_%Fidelity VIP Equity-Income4          (DCA Only).)
_%Fidelity VIP Growth4                 Monthly Transfer Amount$___________
_%Fidelity VIP II Contrafund4          From:
_%Fidelity VIP II Overseas4            Source Fund:_______________________
_%Franklin Value Securities Fund4      (Enter dollar amount or whole
_%GCG Core Bond Series                 percentage amount.)
_%GCG Liquid Asset Series              _AIM VI Capital Appreciation Fund4
_%GCG Total Return Series              _AIM Core Equity Fund4
_%ING Alger Aggressive Growth4         _AIM Premier Equity Fund4
_%ING Alger Growth4                    _Fidelity VIP Equity-Income4
_%ING Amer. Century SmallCap Value4    _Fidelity VIP Growth4
_%ING Baron SmallCap Growth4           _Fidelity VIP II Contrafund4
_%ING GET Fund                         _Fidelity VIP II Overseas4
_%ING Goldman Sachs Capital Growth4    _Franklin Value Securities Fund4
_%ING JP Morgan Fleming Int'l4         _GCG Core Bond Series
_%ING JP Morgan MidCap Value4          _GCG Liquid Asset Series
_%ING MFS Global Growth4               _GCG Total Return Series
_%ING MFS Research4                    _ING Alger Aggressive Growth4
_%ING MFS Capital Opportunities4       _ING Alger Growth4
_%ING MidCap VCT4                      _ING Amer. Century SmallCap Value4
_%ING OpCap Balanced Value4            _ING Baron SmallCap Growth4
_%ING PIMCO Total Return4              _ING Goldman Sachs Capital Growth4
_%ING Salomon Bros Capital4            _ING JP Morgan Fleming Int'l4
_%ING Salomon Bros Investors Value4    _ING JP Morgan MidCap Value4
_%ING T. Rowe Price Growth Equity4     _ING MFS Global Growth4
_%ING UBS Tactical Asset Allocation4   _ING MFS Research4
_%ING Van Kampen Comstock Fund4        _ING MFS Capital Opportunities4
_%ING Index Plus LargeCap VP4          _ING MidCap VCT4
_%ING Index Plus MidCap VP4            _ING OpCap Balanced Value4
_%ING Index Plus SmallCap VP4          _ING PIMCO Total Return4
_%ING Growth VP4                       _ING Salomon Bros Capital4
_%ING VP Growth Opportunities4         _ING Salomon Bros Investors Value4
_%ING VP International Value4          _ING T. Rowe Price Growth Equity4
_%ING VP MidCap Opportunities4         _ING UBS Tactical Asset Allocation4
_%ING International Equity VP4         _ING Van Kampen Comstock Fund4
_%ING VP SmallCap Opportunities4       _ING Index Plus LargeCap VP4
_%ING Small Company VP4                _ING Index Plus MidCap VP4
_%ING Value Opportunity VP4            _ING Index Plus SmallCap VP4
_%Janus Aspen Series Balanced4         _ING Growth VP4
_%Janus Aspen Series Flex Income4      _ING VP Growth Opportunities4
_%Janus Aspen Series Growth            _ING International Equity VP4
_%Janus Aspen Series World Growth4     _ING VP MidCap Opportunities4
_%Oppenheimer Global SecuritiesVA4     _ING International Equity VP4
_%Oppenheimer Strategic BondVA4        _ING VP SmallCap Opportunities4
_%Pioneer Equity-Income VCT 4          _ING Small Company VP4
_%Pioneer Fund VCT Portfolio4          _ING Value Opportunity VP4
Fixed Investment Options               _Janus Aspen Series Balanced4
Not Available in MD & WA               _Janus Aspen Series Flex Income4
__%Fixed Account 1-Year Term           _Janus Aspen Series Growth
__%Fixed Account 3-Year Term           _Janus Aspen Series World Growth4
__%Fixed Account 5-Year Term           _Oppenheimer Global SecuritiesVA4
__%Fixed Account 7-Year Term2          _Oppenheimer Strategic BondVA4
__%Fixed Account 10-Year Term2         _Pioneer Equity-Income VCT 4
Available in MD & WA                   _Pioneer Fund VCT Portfolio4
__%Guaranteed Interest Div(DCA Only)
100 % Total
1 In addition to management fees and other charges, many of the classes of funds being offered as investment options also have 12b-1 fees.
2 Not available in OR
3 DCA does not ensure a profit or guarantee against loss in a declining market. Not available with the GET Fund.
4 This portfolio's available share class is subject to service and/or
12b-1 fees.

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TELEPHONE REALLOCATION AUTHORIZATION
(Owner's initials to validate agent) _________________
I authorize Golden American to act upon reallocation instructions given by electronic means or voice command from the agent that signs below and/or the following individuals: _____________________, ______________________;
upon furnishing his/her social security number or alternative identification. Neither Golden American nor any person authorized by Golden American will be responsible for any claim loss, liability, or expenses in connection with reallocation instructions received by electronic means or voice command from such person if Golden American or other such person acted on such electronic means or voice command in good faith in reliance upon this authorization. Golden American will continue to act upon this authorization until such time as the person indicated above is no longer affiliated with the broker/dealer under which my contract was purchased or until such time as I notify Golden American in writing of a change in instructions.


STATE REQUIRED NOTICES
Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Arkansas, Colorado, Kentucky, Louisiana, New Mexico, Ohio, Oklahoma, Pennsylvania and Washington, DC: "Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties.
California: For your protection, California law requires the following to appear on this form. "Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison."
California Assembly Bill 2107 Disclosure: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences.
You may wish to consult independent legal or financial advice before the sale or liquidation of any asset, stock, bond, IRA, certificate of deposit, mutual fund, life insurance policy, annuity contract or other asset.
Florida: "Any person who knowingly and with the intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree."
Maine, Tennessee: "It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits."
Minnesota: This contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Guarantee Association. In the case of insolvency, payment of claim is not guaranteed. Only the assets of this insurer will be available to pay your claim.
New Jersey: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties."
Virginia: "A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law."

ACCOUNT REBALANCING PROGRAM
_ I elect the Account Rebalancing Program. (check one)
_ Quarterly _ Semiannually _ Annually
With this program, amounts in the variable investment options are reallocated, as frequently as you elect above, to reflect the percentages indicated on this form. May not use DCA concurrently. Account Rebalancing Program is not permitted into the GET Fund.

SYSTEMATIC WITHDRAWAL OPTION
Amount (per year): $______________ or ______________% (up to a maximum of
10% per account year)
Frequency: _ Monthly _ Quarterly _ Annually

Start date: ____________________ (mo/yr) on the _ 15th or _ 28th

 Electronically deposit my payments to: Account # ______________________ Bank Routing # ____________________________ (Please attach VOIDED check.)
 Federal law requires that 10% must be withheld from taxable distributions unless you elect not to have taxes withheld.
You may be subject to tax penalties if your payments of estimated tax and withholding are not adequate.
_ I do not wish to have taxes withheld
 GALIC offers other Systematic Distribution Options. Please refer to the Systematic Distribution Options form.

SPECIAL REMARKS







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EXISTING COVERAGE
Do you currently have any existing annuity or life insurance policies or coverage? _ Yes (If yes, please continue below.) _ No
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.
A replacement occurs when a new policy or contract is purchased and, in connection with the sale, you discontinue making premium payments on the existing policy or contract, or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer, or otherwise terminated or used in a financed purchase.
A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values, including accumulated dividends, of an existing policy, to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.
We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.
1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract? Yes _ No _
2. Are you considering using funds from your existing policies or contracts to pay premiums due on the new policy or contract?
Yes _ No _
If you answered "yes" to either of the above questions, please complete any state replacement forms, if applicable.
I do not want this notice read aloud to me, ________(Owner/Applicant's must initial only if they do not want the notice read aloud.)

DISCLOSURES AND SIGNATURES ____________
Please read the following statements carefully and sign below:
By signing below, I acknowledge receipt of the current Prospectus. I agree that, to the best of my knowledge and belief, all statements and answers herein are complete and true and may be relied upon in determining whether to issue the contract. Only the owner and GALIC have the authority to modify this form.
Contracts and policies and underlying Series shares or securities which fund contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. Also, they are subject to market fluctuation, investment risk and possible loss of principal invested.
I understand that the contract's cash surrender value, when based on the investment experience of the Separate Account, may increase or decrease on any day and that no minimum value is guaranteed. The contract's coverage is in accord with my anticipated financial objectives.
I understand that any amount allocated to the Fixed Account (MVA Account) may be subject to a Market Value Adjustment, which may cause the values to increase or decrease, prior to a specified date or dates as specified in the contract. (This account is not available in MD or WA.)
My signature certifies, under penalty of perjury, that the taxpayer identification number provided is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholdings resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The IRS does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.
__________________________________________________________________________
Signature of Owner                           Signed at (City, State)  Date
__________________________________________________________________________
Signature of Joint Owner (If applicable)     Signed at (City, State)  Date
__________________________________________________________________________
Signature of Annuitant (If other than owner) Signed at (City, State)  Date


FOR AGENT USE ONLY
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
_ Yes (If yes, submit required replacement forms.) _ No
_ A _ B _ C Client's Account Number: ___________________________________

__________________________________________________________________________
Agent Signature              Print Agent Name         Agent Phone Number
__________________________________________________________________________
Social Security #            License#/Broker -Code    Broker/Dealer/Branch


GA-CDF-1101                   Page 4 of 4      01/15/2003 111541/M.P.MS.60